Exhibit 13.1
CERTIFICATION OF BILL MCDERMOTT, CO-CHIEF EXECUTIVE OFFICER OF SAP AG
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of SAP AG (the “Company”) on Form 20-F for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that, to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date March 18, 2011	By:	/s/ Bill McDermott
	Name:	Bill McDermott
	Title:	Co-Chief Executive Officer
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.